UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

596 Apollo Street

Brea, CA 92821

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, effective immediately, the Board of Directors (the “Board”) of Yoshiharu Global Co. (the “Company”) appointed Ji-Won Kim to serve as the sole Chief Executive Officer of the Company and removed James Chae as the Co-Chief Executive Officer. In addition, on June 10, 2025, effective immediately, the Board of the Company appointed John Oh to serve as the Chief Financial Officer of the Company and removed Ryan Cho as the Chief Financial Officer. The Board also appointed Young-Soo Choi as an independent director.

There are currently no arrangements or understandings related to such appointments. There are no family relationships among any of the Company’s executive officers, members of the Board and the nominees, and there are no transactions with any appointee that require disclosure pursuant to Item 404(a) of Regulation S-K.

The Board named Jae-Hyo Seo as Chair of the Audit Committee and named Seongjin Kim and Young-Soo Choi as members of the Audit Committee. Young-Soo Choi was determined to qualify as the audit committee financial expert.

The Board named Seongjin Kim as the Chair of the Compensation Committee and named Jae-Hyo Seo and Young-Soo Choi as members of the Compensation Committee.

The Board named Young-Soo Choi as the Chair of the Nominating and Governance Committee and named Seongjin Kim and Jae-Hyo Seo as members of the Nominating and Governance Committee.

Below is biographical information about each new officer and director:

Ji-Won Kim - Chief Executive Officer; Age 43

Ji-Won Kim is a seasoned leader with over 20 years of hands-on experience in the food service industry. He is a recognized expert in brand development and operations, having successfully launched and established multiple brands in the market, including the Macho Galbi restaurant brand. Mr. Kim has served as the Chief Executive Officer of Macho Galbi since April 2016 and in this role he led the implementation of franchise systems, menu and distribution management, and overall store operations, earning a strong reputation within the industry. In addition, in 2025, Mr. Kim was appointed Managing Director of BS1 Fund, an investment fund in Korea. Mr. Kim graduated from Hankyong University in 2006 with a B.A. in Food Engineering.

John Oh – Chief Financial Officer; Age 49

John (Ju Hwan) Oh is a seasoned certified public accountant with over 20 years of experience in tax planning, financial reporting, and regulatory compliance. From 2019 through the present he worked as a certified public accountant at JH Professional Corporation. Mr. Oh specializes in ASC 740 income tax provisions, SEC reporting, and SOX-compliant internal controls for public and multinational companies. He has led cross-border accounting strategies, audit support, and IFRS transitions for clients across the U.S., South Korea, and Southeast Asia. His expertise bridges U.S. GAAP and IFRS standards, ensuring accurate and compliant financial disclosures.

Young-Soo Choi, Age 54

Young-Soo Choi is a certified tax accountant with over 40 years of experience in taxation, auditing, and public finance. He served in the Korean National Tax Service for 24 years and has held executive roles in various accounting firms, including as a representative tax accountant at multiple firms. From July 2024 to the present, Mr. Choi has served as a Managing Tax Accountant at Hana Tax Corporation. From December 2015 until January 2024, Mr. Choi served as a Managing Tax Accountant at Able Tax Corporation. Mr. Choi has also acted as an audit committee member at several corporations, bringing deep expertise in internal controls and financial transparency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ John Oh
Name:	John Oh
Title:	Chief Financial Officer